Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

FIRST QUARTER 2019 RESULTS

REPORTED BY AMPHENOL CORPORATION

Wallingford, Connecticut.  April 24, 2019.  Amphenol Corporation (NYSE: APH) reported today GAAP diluted Earnings Per Share (“EPS”) for the first quarter 2019 of $0.87 compared to $0.84 for the comparable 2018 period.  GAAP diluted EPS for the first quarter 2019 included acquisition-related costs of approximately $17 million ($0.04 per share), partially offset by an excess tax benefit of approximately $7 million ($0.02 per share) related to stock options exercised during the quarter.  First quarter 2018 GAAP diluted EPS included an excess tax benefit of approximately $4 million ($0.01 per share) related to stock options exercised during the quarter.  Excluding the effect of these items, Adjusted Diluted EPS1 for the first quarter 2019 was $0.89 compared to $0.83 for the first quarter 2018.  Sales for the first quarter 2019 were $1.959 billion compared to $1.867 billion for the comparable 2018 period. Currency translation had the effect of decreasing sales by approximately $47 million in the first quarter 2019 compared to the 2018 period.

Amphenol President and Chief Executive Officer, R. Adam Norwitt, stated, “We are very pleased to close the first quarter 2019 with sales and Adjusted Diluted EPS of $1.959 billion and $0.89, respectively.  Compared to the first quarter 2018, sales increased 5%, driven by growth across most of the Company’s diversified end markets, including military, commercial air, IT datacom, industrial and mobile networks, as well as contributions from the Company’s successful acquisition program.  In addition, we continue to be proud of the Company’s leading profitability, with Adjusted Operating Margins of 20.1% in the first quarter.”

“The Company continues to expand its growth opportunities through a deep commitment to developing enabling technologies for customers in all markets, an ongoing strategy of market and geographic diversification and an active and successful acquisition program.  Consistent with this strategy, in April 2019, the Company acquired Aorora Technology Co., Ltd. (“Aorora”). Based in Huizhou, China, Aorora designs and manufactures fine pitch and input-output connectors for the automotive and IT datacom markets and is expected to generate annual sales of approximately $20 million.  In addition, we are very pleased that the Company completed the acquisition of Charles Industries, Ltd. (“Charles Industries”) just yesterday.  Based in Schaumburg, Illinois, Charles Industries designs and manufactures fiber optic, power and other outdoor interconnect enclosures and related accessories used primarily in the mobile networks and IT datacom markets, with annual sales expected to be approximately $120 million.  These two excellent acquisitions strengthen the Company’s global capabilities and enhance our product offerings across these important end markets.”

“Operating cash flow in the quarter was a strong $344 million, a continued confirmation of the quality of the Company’s earnings.  In addition to these strong operating results, the Company continues to deploy its financial strength in a variety of ways to increase shareholder value.  This included the purchase during the first quarter 2019 of 1.8 million shares of the Company’s stock for approximately $160 million under our open market stock repurchase plan.”

“As we look ahead, there continues to be a heightened level of uncertainty in the global economy.  In addition, we now expect a further reduction in our 2019 sales to the mobile devices market beyond our outlook provided last quarter. Considering these factors, together with the contributions from the acquisitions just completed, we expect second quarter 2019 sales to be in the range of $1.980 billion to $2.020 billion and Adjusted Diluted EPS in the range of $0.91 to $0.93.  For the full year 2019, we now expect sales in the range of $8.130 billion to $8.250 billion, a decrease of 1% to an increase of 1% over 2018, and Adjusted Diluted EPS to be in the range of $3.80 to $3.86, an increase of 1% to 2% over 2018.”

“We are pleased by the platform of strength that has been created by the Company’s consistent and strong performance.  The electronics revolution continues to generate exciting long term growth opportunities for Amphenol across each of our diversified end markets, with customers driving their products and networks to achieve ever higher levels of performance.  This continues to drive increased demand for our expanded range of high-technology interconnect, sensor and antenna products.  Our ongoing actions to leverage our competitive advantages and create sustained financial strength, as well as our initiatives to expand our high-technology product offerings, both organically and through our successful acquisition program, have created an excellent base for future performance.  I am confident in the ability of our outstanding, entrepreneurial management team to dynamically adjust to the always changing environment, to continue to generate strong profitability and to further capitalize on the many opportunities to expand our market position.”

The Company will host a conference call to discuss its first quarter results at 1:00 PM (EST) Wednesday, April 24, 2019.  The toll-free dial-in number to participate in this call is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode: LAMPO.  There will be a replay available until 11:59 PM (EST) on Friday, May 24, 2019.  The replay numbers are toll free 800-518-0081; International toll number is +1-402-220-5218; Passcode: 7183.

A live broadcast as well as a replay can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events and are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words such as: “anticipate,” “could,” “continue,” “expect,” “estimate,” “forecast,” “ongoing,” “project,” “seek,” “predict,” “target,” “will,” “intend,” “plan,” “optimistic,” “potential,” “guidance,” “may,” “should,”  or “would” and other words and terms of similar meaning.  Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity or other financial matters.  Although the Company believes the expectations reflected in such forward-looking statements, including regarding the second quarter and full year 2019 sales expectations and Adjusted Diluted EPS expectations, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:  political, economic, military and other risks in countries outside of the United States; the impact of general economic conditions, geopolitical conditions and U.S. trade policies, legislation, trade disputes, treaties and tariffs, including those affecting China, on the Company’s business operations; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the Company’s ability to obtain a consistent supply of materials, at stable pricing levels; the Company’s dependence on sales to the communications industry, which markets are dominated by large manufacturers and operators who regularly exert significant pressure on suppliers, including the Company; changes in defense expenditures in the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments; the Company’s ability to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s ability to continue to conceive, design, source and market new products and upon continuing market acceptance of its existing and future product lines; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill; events beyond the Company’s control that could lead to an inability to meet its financial covenants which could result in a default under the Company’s revolving credit facility; the Company’s ability to access the capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; government contracting risks that the Company may be subject to, including laws and regulations governing performance of U.S. government contracts and related risks associated with conducting business with the U.S. government; governmental export and import controls that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions or other laws; cybersecurity threats or incidents that could arise on our information technology systems which could disrupt business operations and adversely impact our reputation and operating results and potentially lead to litigation and/or governmental investigations; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions, including related interpretations of certain provisions of the U.S. Tax Cuts and Jobs Act; any difficulties in protecting the Company’s intellectual property rights; and litigation or environmental matters.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission.  These or other uncertainties may cause the Company’s actual future results to be materially different than those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This press release also contains certain non-GAAP financial information, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol Corporation, Adjusted Effective Tax Rate and Adjusted Diluted EPS (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results.  Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures discussed within this press release exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented.  Items excluded in the presentation of the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs and certain discrete tax items including but not limited to the excess tax benefits related to stock-based compensation as well as the impact of significant changes in tax law, including amounts recorded related to the U.S. Tax Cuts and Jobs Act.   Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release.   However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with GAAP.

1   All referenced non-GAAP financial measures are defined in the tables at the end of this press release.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Net sales	$1,958.5	$1,866.9

Cost of sales	1,330.7	1,260.0

Gross profit	627.8	606.9

Acquisition-related expenses	16.5	—

Selling, general and administrative expenses	235.1	230.0

Operating income	376.2	376.9

Interest expense	(29.7)	(24.5)
Other income, net	3.0	2.3

Income before income taxes	349.5	354.7

Provision for income taxes (1)	(79.6)	(86.4)

Net income	269.9	268.3
Less: Net income attributable to noncontrolling interests	(2.4)	(2.7)

Net income attributable to Amphenol Corporation	$267.5	$265.6

Net income per common share - Basic	$0.90	$0.87

Weighted average common shares outstanding - Basic	298.1	303.7

Net income per common share - Diluted (2)	$0.87	$0.84

Weighted average common shares outstanding - Diluted	308.6	316.0

Note 1   Provision for income taxes for the three months ended March 31, 2019 and 2018 includes excess tax benefits related to stock-based compensation of $6.8 million ($0.02 per share) and $4.1 million ($0.01 per share), respectively.

Note 2   Net income per share for the three months ended March 31, 2019 includes acquisition-related expenses of $16.5 million ($13.2 million after-tax or $0.04 per share) comprising the amortization of $12.5 million related to the value associated with acquired backlog from the SSI acquisition, as well as external transaction costs of $4.0 million, partially offset by the excess tax benefits related to stock-based compensation discussed in Note 1.  Net income per share for the three months ended March 31, 2018 includes the excess tax benefits related to stock-based compensation discussed in Note 1.  Excluding these effects, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.89 and $0.83 for the three months ended March 31, 2019 and 2018, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	March 31,	December 31,
	2019	2018
ASSETS

Current Assets:
Cash and cash equivalents	$969.7	$1,279.3
Short-term investments	17.9	12.4
Total cash, cash equivalents and short-term investments	987.6	1,291.7
Accounts receivable, less allowance for doubtful accounts of $33.1 and $33.5, respectively	1,661.9	1,791.8
Inventories	1,224.4	1,233.8
Other current assets	253.6	254.3

Total current assets	4,127.5	4,571.6

Property, plant and equipment, less accumulated depreciation of $1,369.0 and $1,314.8, respectively	932.0	875.8
Goodwill	4,439.9	4,103.2
Intangibles, net and other long-term assets (1)	708.7	494.3

	$10,208.1	$10,044.9

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$797.1	$890.5
Accrued salaries, wages and employee benefits	151.0	157.2
Accrued income taxes	177.7	203.5
Accrued dividends	68.5	68.7
Other accrued expenses (1)	448.9	367.1
Current portion of long-term debt	6.0	764.3

Total current liabilities	1,649.2	2,451.3

Long-term debt, less current portion	3,554.8	2,806.4
Accrued pension and postretirement benefit obligations	186.1	190.2
Deferred income taxes	255.8	255.6
Other long-term liabilities (1)	391.8	277.2

Equity:
Common stock	0.3	0.3
Additional paid-in capital	1,485.2	1,433.2
Retained earnings	3,142.1	3,028.7
Treasury stock, at cost	(119.7)	(55.0)
Accumulated other comprehensive loss	(384.8)	(390.2)

Total shareholders' equity attributable to Amphenol Corporation	4,123.1	4,017.0

Noncontrolling interests	47.3	47.2

Total equity	4,170.4	4,064.2

	$10,208.1	$10,044.9

Note 1   As a result of the adoption in 2019 of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842), Intangibles, net and other long-term assets increased approximately $180 million, Other accrued expenses increased $63 million and Other long-term liabilities increased $117 million as of March 31, 2019.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Three Months Ended
	March 31,
	2019	2018
Cash from operating activities:
Net income	$269.9	$268.3
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	85.6	60.5
Stock-based compensation expense	14.4	12.7
Deferred income tax benefit	(0.7)	(0.2)
Net change in components of working capital	(22.7)	(133.3)
Net change in accrued pension and postretirement benefits (1)	1.5	(79.0)
Net change in other long-term assets and liabilities	(4.4)	1.2

Net cash provided by operating activities (1)	343.6	130.2

Cash from investing activities:
Capital expenditures	(74.5)	(54.9)
Proceeds from disposals of property, plant and equipment	4.3	0.8
Purchases of short-term investments	(23.1)	(6.8)
Sales and maturities of short-term investments	17.5	18.1
Acquisitions, net of cash acquired	(399.3)	(99.5)

Net cash used in investing activities	(475.1)	(142.3)

Cash from financing activities:
Proceeds from issuance of senior notes	499.5	—
Repayments of long-term debt	(757.2)	—
Borrowings (repayments) under commercial paper programs, net	267.4	(304.8)
Payment of costs related to debt financing	(6.9)	—
Proceeds from exercise of stock options	47.5	20.6
Distributions to shareholders of noncontrolling interests	(3.2)	(3.9)
Purchase of treasury stock	(160.0)	(382.0)
Dividend payments	(68.7)	(58.1)

Net cash used in financing activities	(181.6)	(728.2)

Effect of exchange rate changes on cash and cash equivalents	3.5	21.4

Net change in cash and cash equivalents	(309.6)	(718.9)

Cash and cash equivalents balance, beginning of period	1,279.3	1,719.1

Cash and cash equivalents balance, end of period	$969.7	$1,000.2

Cash paid for:
Interest	$31.6	$41.0
Income taxes	104.0	75.9

Note 1   Net change in accrued pension and postretirement benefits for the three months ended March 31, 2018 included an $81 million payment made to fund the Company’s U.S. defined benefit pension plans, which had the impact of reducing Net cash provided by operating activities by the same amount for this period.

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended
	March 31,
	2019	2018
Net sales:
Interconnect Products and Assemblies	$1,862.7	$1,770.0
Cable Products and Solutions	95.8	96.9
Consolidated Net sales	$1,958.5	$1,866.9

Operating income:
Interconnect Products and Assemblies	$410.0	$391.1
Cable Products and Solutions	10.5	11.3
Stock-based compensation expense	(14.4)	(12.7)
Other operating expenses	(13.4)	(12.8)
Acquisition-related expenses	(16.5)	—
Consolidated Operating income	$376.2	$376.9

Operating margin (%):
Interconnect Products and Assemblies	22.0%	22.1%
Cable Products and Solutions	10.9%	11.7%
Stock-based compensation expense	-0.7%	-0.7%
Other operating expenses	-0.7%	-0.7%
Acquisition-related expenses	-0.9%	0.0%
Consolidated Operating margin (%)	19.2%	20.2%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented.  Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law, including amounts recorded related to the U.S. Tax Cuts and Jobs Act.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

	Three Months Ended March 31,
	2019					2018
			Net Income					Net Income
			attributable	Effective				attributable	Effective
	Operating	Operating	to Amphenol	Tax	Diluted	Operating	Operating	to Amphenol	Tax	Diluted
	Income	Margin (1)	Corporation	Rate (1)	EPS	Income	Margin (1)	Corporation	Rate (1)	EPS
Reported (GAAP)	$376.2	19.2%	$267.5	22.8%	$0.87	$376.9	20.2%	$265.6	24.4%	$0.84
Acquisition-related expenses	16.5	0.9	13.2	(0.2)	0.04	-	-	-	-	-
Excess tax benefits related to stock-based compensation	-	-	(6.8)	1.9	(0.02)	-	-	(4.1)	1.1	(0.01)
Adjusted (non-GAAP) (2)	$392.7	20.1%	$273.9	24.5%	$0.89	$376.9	20.2%	$261.5	25.5%	$0.83

(1)

While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measure.

(2)	The definitions of non-GAAP financial measures used are as follows:

Adjusted Operating Income is defined as Operating Income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company's operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol Corporation is defined as Net Income attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects, that are not directly related to the Company's operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding the income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects, that are not directly related to the Company's operating performance during the periods presented.  Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  The following non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law, including amounts recorded related to the U.S. Tax Cuts and Jobs Act.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related U.S. GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of current guidance for GAAP Diluted earnings per share (Diluted EPS) to Adjusted Diluted EPS (non-GAAP) for both the second quarter and the full year 2019:

	GUIDANCE (1)
	SECOND QUARTER 2019	FULL YEAR 2019

Diluted EPS (GAAP)	$0.91 - $0.93	$3.78 - $3.84

Acquisition-related expenses, net of tax	-	$0.04

Excess tax benefits related to stock-based compensation	-	($0.02)

Adjusted Diluted EPS (non-GAAP)	$0.91 - $0.93	$3.80 - $3.86

(1) Forward-looking Adjusted Diluted EPS included in our guidance excludes certain income and expenses, described above, that are not directly related to the Company's operating performance.  The Company includes such items in its guidance only to the extent that such items have either (i) already been reflected in periods reported and are therefore included in the forward-looking full-year period or (ii) the Company reasonably expects to record them in the forward-looking periods presented and such amounts are estimable.  As the Company has not identified any estimable items in the forward-looking periods presented, the reconciling items shown above for the full year 2019 guidance only reflect the impact of the acquisition-related expenses and excess tax benefits related to stock-based compensation that were recognized during the three months ended March 31, 2019.